EXHIBIT 99



                                                              sea containers ltd

                                                                    news release

                                                    Contact:   William W. Galvin
                                                               203 / 618-9800


SEA CONTAINERS EXTENDS EXCHANGE OFFER FOR ITS 12-1/2% SENIOR
SUBORDINATED DEBENTURES DUE 2004

HAMILTON,  Bermuda, July 9 /PRNewswire-FirstCall/  -- Sea Containers Ltd. (NYSE:
SCRA and SCRB, http://www.seacontainers.com), marine container lessor, passenger and freight transport operator, and leisure industry investor, today announced that it has extended the offer to exchange its outstanding 12-1/2% Senior Subordinated Debentures due 2004 for its 12-1/2% Senior Notes due 2009. This exchange offer, which commenced on May 28, 2003, will now expire at 5:00 p.m., New York City time, on Wednesday, July 23, 2003.

Based on the information received from the exchange agent for the exchange offer, approximately $18.4 million aggregate principal amount of the Debentures has been tendered for exchange.

Under the rules of the U.S. Securities and Exchange Commission, Sea Containers has filed exchange offer materials with the Commission and disseminated them to the holders of the Debentures. These materials may be obtained by contacting Georgeson Shareholder Communications Inc., the information agent for the exchange offer, 17 State Street, New York, New York 10004. Banks and brokers call 1-212-440-9800; U.S. debentureholders call toll free 1-866-324-5897; and foreign debentureholders call collect +44-207-335-8700.

The exchange offer materials and other documents filed by Sea Containers with the U.S. Securities and Exchange Commission also are available at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission's website http://www.sec.gov. Investors are urged to read these materials and documents carefully.



                                     -ENDS-



 Sea Containers Ltd., 41 Cedar Avenue, P.O. Box HM 1179, Hamilton, Bermuda HMEX




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